UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 3, 2022
Date of report (Date of earliest event reported)

PROTO LABS, INC.
(Exact Name of Registrant as Specified in its Charter)

Minnesota	001-35435	41-1939628
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5540 Pioneer Creek Drive Maple Plain, Minnesota	55359
(Address of Principal Executive Offices)	(Zip Code)

(763) 479-3680
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	PRLB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 3, 2022, Proto Labs, Inc. (the “Company”) appointed Daniel Schumacher, age 47, as Chief Financial Officer (“CFO”), effective immediately. Mr. Schumacher has been with the Company since April 2017 and most recently served as the Company’s Interim Chief Financial Officer and principal financial and accounting officer, since December 1, 2021. Prior to that, Mr. Schumacher led investor communication, forecasting and planning, and business intelligence for the Company as Vice President of Investor Relations and Financial Planning and Analysis. From 2015 to 2017, Mr. Schumacher served as finance director in the Americas Finance & Operations organization of Stratasys, Inc., a 3D Printing OEM. From 2001 to 2015, Mr. Schumacher was in finance leadership roles of increasing responsibility for Rockwell Automation, an industrial automation company. Mr. Schumacher earned his bachelor’s degree in accounting from the University of Minnesota’s Carlson School of Management.

In connection with his role as CFO, Mr. Schumacher will receive a base annual salary of $360,000 and will be eligible for an annual target cash incentive bonus payment of 65% of his base salary. Mr. Schumacher will also receive restricted stock units with a value of $300,000 on the date of grant, stock options with a value of $150,000 on the date of grant, and performance stock units with a target value of $150,000 on the date of grant under the Company’s long-term incentive plan. These equity awards will be granted in 2022 by the Compensation Committee of the Company’s Board of Directors. Mr. Schumacher will be eligible for annual equity grants beginning in 2023.

Mr. Schumacher will not enter into an employment agreement with the Company, but he will enter into a severance and change in control agreement with the Company, as described below. In addition, he has entered into a restrictive covenants agreement with the Company regarding confidentiality, intellectual property, non-solicitation, and non-competition (the “Restrictive Covenants Agreement”).

A copy of the press release issued by the Company on June 6, 2022, to announce the CFO appointment is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Form of Executive Severance Agreement. On June 3, 2022, the Compensation Committee of the Board of Directors approved a revised form of severance and change in control agreement (the “Executive Severance Agreement”) that the Company intends to enter into with certain executive officers of the Company located in the United States, including Mr. Schumacher. The description of the Executive Severance Agreement under the heading “Mr. Schumacher’s Executive Severance Agreement” below is qualified in its entirety by reference to the full text of the Executive Severance Agreement, a copy of which is attached hereto as Exhibit 99.2, and the terms of which are incorporated by reference herein. There were no material changes to the terms of the form Executive Severance Agreement from the prior form of this agreement.

Mr. Schumacher’s Executive Severance Agreement

Mr. Schumacher and the Company have entered into an Executive Severance Agreement on the form of Severance Agreement used for executives of the Company and approved on June 3, 2022.

The Executive Severance Agreement provides that if the Company terminates Mr. Schumacher’s employment without cause (and other than as a result of Mr. Schumacher’s death or disability), or if Mr. Schumacher resigns for good reason (either such event being a “Qualifying Termination”), and provided that Mr. Schumacher complies with certain conditions, including compliance with a Restrictive Covenants Agreement and execution of a general waiver and release of claims in favor of the Company, then Mr. Schumacher will be entitled to certain benefits summarized below.

If Mr. Schumacher has a Qualifying Termination during the term of the Executive Severance Agreement and not in connection with a change in control (which is the period from the change in control until the 18-month period following a change in control (the “Change in Control Period”), then, subject to certain conditions:

●
the Company will pay Mr. Schumacher an amount equal to Mr. Schumacher’s annualized base salary in substantially equal installments in accordance with the Company’s regular payroll practices over the 12-month period immediately following the termination date, subject to limited exceptions;

●	the Company will pay Mr. Schumacher a pro rata cash incentive bonus amount calculated in accordance with the Executive Severance Agreement, payable in a lump sum;
●	the Company will pay its share of premiums due for Mr. Schumacher and his eligible dependents for the first 12 months of coverage under COBRA; and
●
if Mr. Schumacher has any unvested equity-based awards as of the termination date, a pro rata portion of any unvested awards scheduled to vest on the next anniversary of the grant date will vest immediately, as calculated in accordance with the Executive Severance Agreement. For time-based awards, the number of additional shares that that Mr. Schumacher will have the option to purchase or will vest as a result of such pro rata vesting will be determined by multiplying the total number of additional shares that would otherwise have or become exercisable or vested on the next anniversary of the grant date had Mr. Schumacher remained employed through that date by a fraction, the numerator of which is the number of days Mr. Schumacher was employed by the Company during the then current vesting year including the termination date and the denominator of which is 365 days. For performance-based awards, the number of additional shares that will vest as a result of such pro rata vesting will be based on actual performance and determined by multiplying the total number of additional shares that would otherwise have been determined to have been earned had Mr. Schumacher remained employed through the end of the applicable performance period by a fraction, the numerator of which is the number of days Mr. Schumacher was employed by the Company during the performance period and the denominator of which is the number of days in the performance period. In the event that the terms of an equity award or the Plan provide more favorable treatment, the terms of such award or the Plan will control.

If Mr. Schumacher has a Qualifying Termination which occurs within 90 days prior to a change in control, and if the termination arose in connection with or in anticipation of the change in control, then, in addition to the compensation Mr. Schumacher is entitled to receive in connection with a Qualifying Termination which is not in connection with a change in control, as described above:

●
the Company will pay Mr. Schumacher an amount equal to Mr. Schumacher’s target annual cash incentive bonus for the calendar year in which Mr. Schumacher’s employment with the Company terminates, payable in a lump sum; and

●
the Company will pay Mr. Schumacher an amount equal to the value of any unvested equity-based awards held by him as of the termination date that were forfeited as of the termination date. In the case of forfeited performance-based awards, the intrinsic value shall be based on the number of shares subject to an award based on a determination by the Board of the degree to which any performance-based vesting or payment conditions will be deemed satisfied.

If a change in control occurs during the term of the Executive Severance Agreement, and Mr. Schumacher has a Qualifying Termination during the Change in Control Period, then, subject to certain conditions:

●
the Company will pay Mr. Schumacher an amount equal to Mr. Schumacher’s annualized base salary in substantially equal installments in accordance with the Company’s regular payroll practices over the 12-month period immediately following the termination date, subject to limited exceptions;

●
the Company will pay Mr. Schumacher an amount equal to the sum of (i) Mr. Schumacher’s target annual cash incentive bonus for the calendar year in which Mr. Schumacher’s employment with the Company terminates plus (ii) a pro rata cash incentive bonus amount calculated in accordance with the Executive Severance Agreement, payable in a lump sum;

●	the Company will pay its share of premiums due for Mr. Schumacher and his eligible dependents for the first 12 months of coverage under COBRA; and
●
all of Mr. Schumacher’s unvested equity-based awards as of the termination date will all such unvested awards will vest immediately on such termination date. In the case of performance-based awards, the number of shares subject to such accelerated vesting shall be based on a determination by the Board of the degree to which any performance-based vesting conditions will be deemed satisfied.

In the event that the severance pay and other benefits provided for in the Executive Severance Agreement or otherwise payable to Mr. Schumacher constitute “parachute payments” under Section 280G of the Internal Revenue Code and would be subject to excise taxes, then such benefits will either be delivered in full or delivered as to such lesser extent which would result in no portion of such severance pay and other benefits being subject to excise taxes, whichever results in the receipt by Mr. Schumacher of the greatest amount of benefits.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release of Proto Labs, Inc. dated June 6, 2022
99.2	Form of Executive Severance Agreement
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTO LABS, INC.
Date: June 6, 2022	By:	/s/ Robert Bodor
Robert Bodor
President and Chief Executive Officer